Exhibit 10.3

EXECUTION VERSION

SIXTH AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

This Sixth Amendment to Amended and Restated Master Repurchase Agreement (this “Amendment”), dated as of May 10, 2023 is by and among KREF LENDING III LLC, a Delaware limited liability company (“QRS Seller”), KREF LENDING III TRS LLC, a Delaware limited liability company (“TRS Seller”; together with QRS Seller, the “Sellers” and each a “Seller”), GOLDMAN SACHS BANK USA, a New York chartered bank (“Buyer”), and solely for purposes of Section 3 hereof, KREF HOLDINGS III LLC (“Pledgor”) and KKR REAL ESTATE FINANCE HOLDINGS L.P. (“Guarantor”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Sellers and Buyer have entered into that certain Amended and Restated Master Repurchase Agreement, dated as of November 1, 2017 (as amended by that certain First Amendment to Amended and Restated Master Repurchase Agreement, dated as of July 31, 2018, that certain Second Amendment to Amended and Restated Master Repurchase Agreement, dated as of October 31, 2018, that certain Third Amendment to Amended and Restated Master Repurchase Agreement, dated as of May 22, 2020, that certain Fourth Amendment to Amended and Restated Master Repurchase Agreement, dated as of June 30, 2021, that certain Fifth Amendment to Amended and Restated Master Repurchase Agreement, dated as of October 29, 2021 and as may be further amended, modified and/or restated from time to time, the “Repurchase Agreement”); and

WHEREAS, the Sellers and Buyer wish to modify certain terms and provisions of the Repurchase Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.    Amendments to Repurchase Agreement.  The Repurchase Agreement is hereby amended as follows:

(a)  Each of the following definitions in Article 2 of the Repurchase Agreement are hereby deleted and replaced as follows:

“Benchmark” shall mean, initially, Term SOFR; provided, that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement.

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of:

(1)    the alternate benchmark rate of interest that has been selected by Buyer as the replacement for the then-current Benchmark, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate, or the mechanism for determining such a rate, by the Relevant Governmental Body, or (ii) any evolving or then-prevailing market convention for determining a benchmark rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate commercial mortgage loans at such time (the “Unadjusted Benchmark Replacement”); and

(2)     the Benchmark Replacement Adjustment;

provided that, in no event shall the Benchmark Replacement for any Pricing Rate Period be deemed to be less than the Benchmark Floor.

“Benchmark Replacement Adjustment” shall mean, with respect to any Unadjusted Benchmark Replacement, the spread adjustment or method for calculating the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment that has been selected by Buyer giving due consideration to (a) the selection or recommendation by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate commercial mortgage loans at such time.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; and

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark has been determined and announced by the regulatory supervisor for the administrator of such Benchmark to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any available tenor of such Benchmark (or such component thereof) continues to be provided on such date.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Pricing Rate Determination Date”, the definition of “Pricing Rate Period,” the timing and frequency of determining rates and making payments of interest, preceding and succeeding business day conventions and other administrative matters) that Buyer determines may be appropriate or necessary to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Buyer in a manner substantially consistent with market practice for repurchase facilities or similar structured finance arrangements (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)      a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)     a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” shall mean a day other than (a) a Saturday or Sunday, (b) a day on which Account Bank is not open to conduct its regular banking business, (c) a public holiday, or (d) a day in which the New York Stock Exchange or banks in the State of New York are authorized or obligated by law or executive order to be closed.

“Pricing Rate Determination Date” shall mean with respect to any Pricing Rate Period, the day that is two (2) U.S. Government Securities Business Days prior to the first day of such Pricing Rate Period.

“Term Facility Amount” means $400,000,000.

“Term SOFR” shall mean, for each Pricing Rate Period, the forward-looking term rate for a one-month period that is based on the secured overnight financing rate of the Federal Reserve Bank of New York (or its successor), as published by the Term SOFR Administrator on the applicable Pricing Rate Determination Date; provided, that if, as of 5:00 p.m. (New York City time) on any Pricing Rate Determination Date, such rate has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then Term SOFR will be determined as of the first preceding U.S. Government Securities Business Day for which such rate was published by the Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Pricing Rate Determination Date.  Notwithstanding the foregoing, in no event will Term SOFR be deemed to be less than the Benchmark Floor.

“Unadjusted Benchmark Replacement” shall have the meaning set forth in the definition of Benchmark Replacement.

(b)         Each of the following definitions in Article 2 of the Repurchase Agreement are hereby added in alphabetical order as follows:

“Benchmark Floor” shall mean, with respect to each Purchased Loan, the “floor” as set forth in the applicable Confirmation.

“Benchmark Interim Unavailability Period” shall mean any Pricing Rate Period for which Buyer determines that (a) adequate and reasonable means do not exist for ascertaining the then-current Benchmark, unless and until a Benchmark Replacement has been implemented with respect thereto pursuant to Article 3(g)) or (b) it is unlawful to use the then-current Benchmark to determine the applicable interest rate; provided, for avoidance of doubt, if the then-current Benchmark is available for any subsequent Pricing Rate Period, then the Benchmark Interim Unavailability Period shall not be applicable for such subsequent Pricing Rate Period.

“Federal Funds Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by Buyer from three federal funds brokers of recognized standing selected by it; provided, that such selected brokers shall be the same brokers selected for all of Buyer’s other commercial real estate mortgage loan repurchase facilities to which the Federal Funds Rate is to be applied, to the extent such brokers are available.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR as determined by Buyer in its reasonable discretion).

(c)      The definitions of “Compounded SOFR”, “ISDA Definitions”, “ISDA Fallback Adjustment”, “ISDA Fallback Rate” “LIBO Rate”, “LIBOR”, “Reference Banks”, “Reference Time”, “Reserve Requirement”, “Substitute Rate”, and “Substitute Rate Applicable Spread”, in Article 2 of the Repurchase Agreement are hereby deleted.

(d)         Article 3(j) of the Repurchase Agreement is hereby amended by replacing the words “LIBO Rate” with “Term SOFR”.

(e)         Article 3(g) is hereby deleted and replaced as follows:

Effect of Benchmark Transition Event.  Notwithstanding anything to the contrary herein or in any other Transaction Document:

(i)      If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Pricing Rate Determination Date for any Pricing Rate Period, the Benchmark Replacement will replace the then‑current Benchmark for all purposes hereunder or under any Transaction Document in respect of such determination and all determinations on all subsequent dates, without any amendment to, or further action or consent of any other party to, this Agreement.

(ii)    During any Benchmark Interim Unavailability Period, the component of the Purchase Price Differential based on the then-current Benchmark shall be replaced by the Federal Funds Rate.

(iii)      Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Buyer shall have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary in this Agreement or in any other Transaction Documents, any amendments implementing such Benchmark Replacement Conforming Changes shall become effective without any further action or consent of Sellers.

(iv)   Benchmark Transition Notice.  Buyer shall promptly notify Sellers of (i) the Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement and (iii) the effectiveness of any related Benchmark Replacement Conforming Changes in connection with the replacement of the then-current Benchmark with such Benchmark Replacement (such notice, the “Benchmark Transition Notice”).  From and after the Benchmark Replacement Date related to such Benchmark Transition Notice, the specified Benchmark Replacement shall be the Benchmark for all purposes under this Agreement, each of the other Transaction Documents and every Transaction hereunder.

(v)      Standards for Decisions and Determinations.  Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, any determination, decision or election that may be made by Buyer pursuant to this Article 3(g), including, but not limited to, any determination of any Benchmark Transition Event, any election to replace the then-current Benchmark with a Benchmark Replacement, any Benchmark Transition Notice or any selection of the Benchmark Replacement, the related Benchmark Replacement Adjustment or any related Benchmark Replacement Conforming Changes or any other determination, decision or election with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be conclusive and binding absent manifest error and may be made in the sole discretion of Buyer without consent from Sellers.

(f)          The last sentence of Article 32 of the Repurchase Agreement is hereby amended by deleting the words “(as described in the definition of LIBOR)”.

(g)         Paragraph 49 of Exhibit VI of the Repurchase Agreement is hereby amended by replacing the words “LIBOR” with “Term SOFR”.

2.          Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Repurchase Agreement.

3.          Effectiveness.  The effectiveness of this Amendment is subject to, as applicable, receipt by Buyer of the following items listed in clauses (a) through (e) below.

(a)      Amendments.  This Amendment duly executed and delivered by each Seller, Pledgor, Guarantor and Buyer.

(b)     Responsible Officer Certificate.   A signed certificate from a Responsible Officer of each Seller relating to each Seller’s execution and delivery of this Amendment and the other Transaction Documents to be executed and delivered in connection with this Amendment, in substantially the form of the “Officer’s Certificate” dated October 29, 2021 in connection with the aforementioned Fifth Amendment to Amended and Restated Master Repurchase Agreement.

(c)      Good Standing.  Certificates of existence and good standing and/or qualification to engage in business for each Seller.

(d)      Fees.  Payment by Sellers of the actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Buyer, incurred by Buyer in connection with this Amendment and the transactions contemplated hereby.

(e)      Opinions.  A legal opinion of counsel to the Sellers as to authority, enforceability and non-contravention of organizational documents and law with respect to this Amendment and a bring down opinion with respect to the previously delivered opinion addressing the applicability of Bankruptcy Code safe harbors.

4.         Continuing Effect; Reaffirmation of Pledge Agreement and Guarantee.  Each of QRS Seller, TRS Seller, Pledgor and Guarantor acknowledge and agree that all terms, covenants and provisions of the Repurchase Agreement, as amended by this Amendment, are ratified and confirmed and shall remain in full force and effect and in addition, any and all guaranties, pledges and indemnities for the benefit of Buyer (including, without limitation, the Pledge Agreement and the Guarantee) and agreements subordinating rights and liens to the rights and liens of Buyer, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Buyer, and each party subordinating any right or lien to the rights and liens of Buyer, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment.  Each of QRS Seller, TRS Seller, Pledgor and Guarantor certifies that (x) the representations and warranties contained in the Transaction Documents to which it is a party remain true, correct and complete in all material respects as of the date hereof with the same force and effect as if made on the date hereof and (y) it has no offsets, counterclaims or defenses to any of its obligations under the Transaction Documents to which it is a party.

5.          Binding Effect; No Partnership; Counterparts.  The provisions of the Repurchase Agreement, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto.  For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument.

6.          Further Agreements.   Each Seller agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.

7.          Governing Law.  The provisions of Article 20 of the Repurchase Agreement are incorporated herein by reference.

8.          Headings.  The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

9.          References to Transaction Documents.  All references to the Repurchase Agreement in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Repurchase Agreement as amended hereby, unless the context expressly requires otherwise.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first written above.

BUYER:

GOLDMAN SACHS BANK USA, a New York state-chartered bank

By:	/s/ Jeffrey Dawkins
	Name:	Jeffrey Dawkins
	Title:	Authorized Person

[Signature Page to Sixth Amendment to A&R MRA]

SELLERS:

KREF LENDING III LLC,
a Delaware limited liability company

By:	/s/ Patrick Mattson
	Name:	Patrick Mattson
	Title:	Authorized Signatory

KREF LENDING III TRS LLC,
a Delaware limited liability company

By:	/s/ Patrick Mattson
	Name:	Patrick Mattson
	Title:	Authorized Signatory

[Signature Page to Sixth Amendment to A&R MRA]

AGREED AND ACKNOWLEDGED:

PLEDGOR:

KREF HOLDINGS III LLC,
a Delaware limited liability company

By:	/s/ Patrick Mattson
Name:	Patrick Mattson
Title:	Authorized Signatory

GUARANTOR:

KKR REAL ESTATE FINANCE HOLDINGS L.P.
a Delaware limited partnership

By: KKR REAL ESTATE FINANCE TRUST INC., its general partner

By:	/s/ Patrick Mattson
Name:	Patrick Mattson
Title:	Authorized Signatory

[Signature Page to Sixth Amendment to A&R MRA]